Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Fourth Quarter and Full Year 2015
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2015

Cover
The properties depicted on the cover of this earnings release and supplemental financial information, in order from left to right are: Top Row- Central Park, Dublin, Ireland (held by KWE); The Apex, Tacoma, WA; 111 Buckingham Palace Road, London (held by KWE); Bottom Row - Harrington Square, Renton, Washington; Shelbourne Hotel, Dublin, Ireland; Tricenter, Van Nuys, CA

Contact: Daven Bhavsar
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS RECORD 4Q AND FULL YEAR 2015 RESULTS

•	4Q Adj. EBITDA of $121.7M (+115%); FY 2015 Adj. EBITDA of $371.2M (+17%)

•	Consolidated liquidity over $1.5 billion; no corporate debt maturities until 2024

•	KW announces 17% increase in dividend and $100 million share repurchase plan

BEVERLY HILLS, Calif. (February 25, 2016) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) ("Kennedy Wilson") today reported the following record results for the fourth quarter and full year of 2015:

	4Q			Full Year
(Amounts in millions, except per share data)	2015	2014	% Change	2015	2014	% Change
Adjusted EBITDA	$121.7	$56.7	115%	$371.2	$317.8	17%
Adjusted Net Income	67.7	4.7	*	208.2	133.7	56%
GAAP Net Income (Loss) To Common Shareholders	28.5	(30.8)	*	71.1	13.8	*
Per Diluted Share	0.25	(0.35)	*	0.66	0.14	*
*Not meaningful
"We had an outstanding fourth quarter and full year 2015 during which we achieved record levels of earnings while substantially increasing our recurring cash flow," said William McMorrow, chairman and CEO of Kennedy Wilson. "After a record year of transactional volume and significant progress throughout our value-add initiatives, we entered 2016 in the strongest liquidity position in our history with over $1.5 billion of consolidated cash and unused lines of credit."

4Q Highlights

•	Same Property Performance: Across the Company's same property portfolio:

◦	Multifamily: Revenues +8%; NOI +12%; Tenth consecutive quarter with above 8% NOI growth

◦	Commercial: Revenues +2%; NOI +2%

•
Liquidity: The Company increased the capacity of its undrawn corporate line of credit from $300 million to $475 million (maturity with extension December 2019). Kennedy Wilson has no other corporate debt maturities until 2024. As of December 31, 2015, the Company and its consolidated subsidiaries (including KWE) had $732 million in cash and $807 million in unused lines of credit.

•
Investment Gains on Sale: The Company realized gains from sales of $46 million in 4Q-2015, including $39 million related to the sale of four unconsolidated multifamily properties located in the Western U.S., compared to $4 million in 4Q-2014.

•
Performance Fees: The Company earned $34 million in performance fees related to its management of KWE and its U.S. fund management business. During 4Q-2014, the Company had performance fees of $6 million.

Dividend Declaration
Kennedy Wilson announced a 17% increase in the common dividend per share to $0.14 per quarter or $0.56 on an annualized basis. This marks the fifth consecutive annual dividend increase. The Company will pay a quarterly dividend to common shareholders of record as of March 31, 2016 with a payment date of April 7, 2016.
Share Repurchase Program
Kennedy Wilson announced the authorization of a stock repurchase program for up to $100 million.  Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases depending on market conditions and subject to the Company's discretion.
Investment Business
For 4Q and FY 2015, the Company's Investment segment reported the following results:

•	Same Property Results: The Company continued to drive growth in same property revenue and net operating income across its income-producing portfolio as shown below by asset type (excludes KWE):

	4Q-2015 vs. 4Q-2014				FY -2015 vs. FY-2014
	Same Property Units / Sq. Ft.	Occupancy	Revenue	NOI	Same Property Units / Sq. Ft.	Occupancy	Revenue	NOI
Multifamily	15,313	(0.2)%	8.1%	11.9%	12,838	(0.1)%	7.7%	10.7%
Commercial	5.3 million	2.4%	1.7%	1.5%	5.3 million	2.5%	2.4%	2.7%

•	Investment Transactions: The Company, together with its equity partners (including KWE), completed investment transactions of approximately $1.2 billion in 4Q-2015 and $5.4 billion for FY-2015:

($ in millions)	Purchase / Sale Price	Cap Rate (1)	KW Ownership (2)
4Q - 2015
Acquisitions(3)	$506.8	6.2%	20%
Dispositions(4)	731.4	5.3%	40%
Total	$1,238.2

FY - 2015
Acquisitions(3)	$3,204.7	6.9%	28%
Dispositions(4)	2,146.9	5.0%	37%
Total	$5,351.6

*	Please see footnotes at the end of the earnings release and refer to supplemental financial information for additional detail of the above investment transactions

•	Debt Financing: The Company and its equity partners (including KWE) completed total financings and refinancings of $2.3 billion in 2015.

($ in millions)	Amount	Interest Rate	Average Maturity (years)	% Fixed Rate
FY 2015
Financings	$1,793.3	3.27%	7.2	80%
Refinancings (1)	517.3	3.02%	9.7	76%
Total	$2,310.6	3.24%	6.7	79%
Loan terms prior to refinancings	$385.9	4.07%	4.5	21%

(1)	Excludes new $475 million corporate line of credit, which was undrawn as of December 31, 2015.
Services Business
The Company's Services segment earns fees primarily from its investment management business along with its property services and research activities. For 4Q and FY 2015, the Company's Services segment reported the following results:

	4Q			Full Year
($ amounts in millions)	2015	2014	% Change	2015	2014	% Change
Adjusted Fees(1)	$64.2	$31.1	106%	$158.2	$121.0	31%
Adjusted EBITDA - Services	36.9	11.5	221%	82.8	59.3	40%
(1) Adjusted Fees earned from KWE were $37.1 million and $5.3 million for 4Q 2015 and 4Q 2014 and $14.0 million and $67.0 million for FY 2015 and FY 2014. See supplemental financial information for additional information.
Subsequent events

•
In February 2016, Kennedy Wilson successfully completed fundraising for Kennedy Wilson Real Estate Fund V (“Fund V”). Fund V raised $500 million of capital commitments, including $60 million from Kennedy Wilson. The fund has a current portfolio of nine multifamily, office, retail and residential assets with an aggregate purchase price of $365 million, deploying $140 million of equity to date.

Footnotes for investment transactions table
(1) Cap rate includes only income-producing properties. For the three months and year ended December 31, 2015, $67.9 million and $388.1 million of acquisitions and $160.6 million and $518.3 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate.
(2) Kennedy Wilson's ownership is shown on a weighted-average basis.
(3) The three months ended and year ended December 31, 2015 includes $308.9 million and $1.7 billion of acquisitions by KWE, respectively.
(4) The three months ended and year ended December 31, 2015 includes $100.5 million and $186.5 million of dispositions by KWE, respectively.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Friday, February 26.
The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (877) 344-7529 for international callers. The passcode for the replay is 10080114.
The webcast will be available at: http://services.choruscall.com/links/kw160226. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2014, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 18.2% equity interest in KWE, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 18.2% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·     "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.

·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.
·   "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties.  Cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, net hedge assets, unconsolidated investments, consolidated loans gross of accumulated depreciation and amortization, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the performance of future investments.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.

·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues.
·     "Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$182.6	$174.6
Cash held by consolidated investments	549.0	763.1
Accounts receivable	54.7	55.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,797.5	4,228.1
Loan purchases and originations	299.7	313.4
Unconsolidated investments ($210.4 and $85.9, respectively, accounted for at fair value)	431.7	492.2
Other assets	324.9	305.1
Total assets	$7,640.1	$6,332.1

Liabilities
Accounts payable	$22.2	$11.7
Accrued expenses and other liabilities	392.0	253.2
Investment debt	3,658.2	2,195.9
Senior notes payable	702.6	702.4
Line of Credit	—	125.0
Total liabilities	4,775.0	3,288.2
Equity
Cumulative preferred stock	—	—
Common Stock	—	—
Additional paid-in capital	1,225.7	991.3
Accumulated deficit	(44.2)	(62.0)
Accumulated other comprehensive loss	(47.7)	(28.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,133.8	901.1
Noncontrolling interests	1,731.3	2,142.8
Total equity	2,865.1	3,043.9
Total liabilities and equity	$7,640.1	$6,332.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Rental	$109.5	$82.5	$404.8	$206.9
Hotel	28.4	26.4	106.4	63.3
Sale of real estate	—	9.4	3.7	28.4
Investment management, property services, and research fees	22.3	17.6	69.3	82.6
Loan purchases, loan originations, and other	6.1	5.7	19.5	17.4
Total revenue	166.3	141.6	603.7	398.6
Operating expenses
Rental operating	29.5	22.5	108.0	59.3
Hotel operating	23.8	24.0	89.9	57.1
Cost of real estate sold	—	6.1	2.6	20.7
Commission and marketing	2.9	1.8	7.3	5.6
Compensation and related	49.4	34.2	154.8	113.8
General and administrative	12.5	13.8	43.8	42.1
Depreciation and amortization	46.8	37.2	166.3	104.5
Total operating expenses	164.9	139.6	572.7	403.1
Income from unconsolidated investments	53.3	8.3	97.4	54.2
Operating income	54.7	10.3	128.4	49.7
Non-operating income (expense)
Gain on sale of real estate	27.7	—	72.4	—
Acquisition-related gains	20.9	18.9	108.1	218.1
Acquisition-related expenses	(9.0)	(2.8)	(37.3)	(19.7)
Interest expense - investment	(30.9)	(16.1)	(108.8)	(46.3)
Interest expense - corporate	(11.4)	(17.5)	(46.9)	(57.1)
Early extinguishment of corporate debt	(1.0)	(25.8)	(1.0)	(27.3)
Other (expense) income	(1.8)	4.1	(2.5)	5.1
Income (loss) before (provision for) benefit from income taxes	49.2	(28.9)	112.4	122.5
(Provision for) benefit from income taxes	(20.9)	8.4	(53.4)	(32.4)
Net income (loss)	28.3	(20.5)	59.0	90.1
Net loss (income) attributable to the noncontrolling interests	0.7	(8.3)	15.7	(68.2)
Preferred stock dividends and accretion of issuance costs	(0.5)	(2.0)	(3.6)	(8.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$28.5	$(30.8)	$71.1	$13.8
Basic earnings per share (1)
Income (loss) per basic	$0.25	$(0.35)	$0.66	$0.14
Weighted average shares outstanding for basic	108,850,756	90,232,896	103,261,513	89,200,855
Diluted earnings per share
Income (loss) per diluted	$0.25	$(0.35)	$0.66	$0.14
Weighted average shares outstanding for diluted	112,095,953	90,232,896	109,553,728	91,555,214
Dividends declared per common share	$0.12	$0.09	$0.48	$0.36
(1)  Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$28.3	$(20.5)	$59.0	$90.1
Non-GAAP adjustments:
Add back:
Depreciation and amortization	46.8	37.2	166.3	104.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.6	10.0	28.1	47.1
Share-based compensation	11.2	7.1	30.8	15.8
Consolidated Adjusted Net Income	91.9	33.8	284.2	257.5
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization (1)	(24.2)	(29.1)	(76.0)	(123.8)
Adjusted Net Income	$67.7	$4.7	$208.2	$133.7
Basic weighted average number of common shares outstanding	108,850,756	90,232,896	103,261,513	89,200,855
Basic Adjusted Net Income Per Share	$0.62	$0.05	$2.02	$1.50

(1)
$24.8 million and $20.8 million of depreciation and amortization for the three months ended December 31, 2015 and 2014, respectively, and $91.6 million and $55.6 million for the years ended December 31, 2015 and 2014, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$28.3	$(20.5)	$59.0	$90.1
Non-GAAP adjustments:
Add back:
Interest expense-investment	30.9	16.1	108.8	46.3
Interest expense-corporate	11.4	17.5	46.9	57.1
Early extinguishment of corporate debt	1.0	25.8	1.0	27.3
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.4	7.0	28.1	35.5
Depreciation and amortization	46.8	37.2	166.3	104.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.6	10.0	28.1	47.1
Provision for (benefit from) income taxes	20.9	(8.4)	53.4	32.4
Consolidated EBITDA	152.3	84.7	491.6	440.3
Add back (less):
Share-based compensation	11.2	7.1	30.8	15.8
EBITDA attributable to noncontrolling interests (1)	(41.8)	(35.1)	(151.2)	(138.3)
Adjusted EBITDA	$121.7	$56.7	$371.2	$317.8

(1)
$42.5 million and $26.8 million of depreciation, amortization, taxes and interest for the three months ended December 31, 2015 and 2014, respectively, and $166.9 million and $70.1 million of depreciation, amortization, taxes and interest for the year ended December 31, 2015 and 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment (1)
(Unaudited)
(Dollars in millions)

	Three months ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Investments
Net income	$54.8	$24.6	$186.9	$215.3
Add back (less):
Interest expense - investment	30.9	16.1	108.8	46.3
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.9	6.6	27.0	34.0
Depreciation, amortization and income taxes	70.2	37.2	189.7	104.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.9	8.6	25.2	43.7
EBITDA attributable to noncontrolling interests (2)	(41.8)	(37.8)	(151.6)	(143.7)
Fees eliminated in consolidation	(38.6)	(7.0)	(75.0)	(21.6)
Adjusted EBITDA	$87.3	$48.3	$311.0	$278.5

(1)
Adjusted EBITDA for Corporate segment was $(2.5) million and $(3.2) million for three months ended December 31, 2015 and 2014, respectively, and $(22.6) million and $(20.0) million for the years ended December 31, 2015 and 2014, respectively. Net loss for the Corporate segment was $(23.6) million and $(45.3) million for three months ended December 31, 2015 and 2014, respectively, and $(131.3) million and $(152.6) million for the years ended December 31, 2015 and 2014, respectively.

(2)
$42.5 million and $26.8 million of depreciation, amortization taxes and interest for the three months ended December 31, 2015 and 2014, respectively, and $166.9 million and $70.1 million of depreciation, amortization and taxes for the year ended December 31, 2015 and 2014, respectively.

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Services
Net (loss) income	$(2.9)	$—	$3.4	$27.4
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.5	0.4	1.1	1.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	1.4	2.9	3.4
Operating expenses attributable to noncontrolling interests	—	2.7	0.4	5.4
Fees eliminated in consolidation	38.6	7.0	75.0	21.6
Adjusted EBITDA	$36.9	$11.5	$82.8	$59.3

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2015	December 31, 2014
Market Data
Common stock price per share (1)	$24.08	$25.30
Common stock and convertible preferred stock:
Basic shares outstanding (1)	114,533,581	96,091,446
Shares of common stock underlying Series A mandatory convertible preferred (2)	—	8,058,018
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,260,970	3,042,056
Total common stock and convertible preferred stock	117,794,551	107,191,520

Equity Market Capitalization	$2,836.5	$2,711.9

Corporate Debt (4)
Senior notes payable	705.0	705.0
Corporate line of credit	—	125.0
Total corporate debt	705.0	830.0
Total Capitalization	3,541.5	3,541.9
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(182.6)	(174.6)
Total Enterprise Value	$3,358.9	$3,367.3

(1)	Basic share count and common stock share price per share as of December 31, 2015 and 2014, respectively.

(2)
$100 million of Series A mandatory convertible preferred stock that were converted into 8,554,948 basic shares on May 19, 2015 at a conversion price of $11.69 per share. The conversion price for the Series A mandatory convertible preferred stock was $11.79 per share as of December 31, 2014.

(3)
$32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $9.98 and $10.16 per share as of December 31, 2015 and 2014, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.

(4)	Excludes $3,658.2 million and $2,195.9 million of consolidated investment debt as of December 31, 2015 and 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the fourth quarter and full year 2015 by Kennedy Wilson and its equity partners, including KWE:

($ in millions)	Aggregate Purchase / Sale Price	KW Ownership (1)	Cap Rate (2)	KW Equity Multiple (3)	KW Cash Profit Over Investment Life (4)
4Q - 2015
Acquisitions - KW (excluding KWE)	$197.9	27.2%	5.7%
Acquisitions - KWE	308.9	18.2%	6.4%
Total Acquisitions 4Q-2015	506.8	19.5%	6.2%

Dispositions - KW (excluding KWE)	630.9	41.9%	5.2%	1.7x	$32.8
Dispositions - KWE	100.5	18.2%	6.1%
Total Dispositions 4Q-2015	$731.4	39.9%	5.3%

FY - 2015
Acquisitions - KW (excluding KWE)	$1,475.4	52.0%	6.7%
Acquisitions - KWE	1,729.3	18.2%	7.1%
Total Acquisitions FY-2015	3,204.7	27.5%	6.9%

Dispositions - KW (excluding KWE)	1,960.4	37.7%	4.9%	1.6x	$122.1
Dispositions - KWE	186.5	18.2%	5.7%
Total Dispositions FY-2015	$2,146.9	36.5%	5.0%

(1)	Kennedy Wilson's ownership is shown on a weighted-average basis. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 18.2% ownership of KWE as of December 31, 2015.

(2)
Cap rate includes only income-producing properties. For the three months and year ended December 31, 2015, $67.9 million and $388.1 million of acquisitions and $160.6 million and $518.3 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate.

(3)	Please see "common definitions" for a definition of equity multiple.

(4)	Excludes sale of investments within residential and other segment of investment account, and any partial sales of properties.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

December 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $248.5	$6,046.0
Loan purchases and originations	299.7
Investment debt	(3,658.2)
Cash held by consolidated investments	549.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $55.8	474.6
Net hedge asset	15.2
Other(2)	63.8
Consolidated investment account	3,790.1
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $116.5	(1,847.8)
Investment account	$1,942.3

(1)	Excludes $12.9 million related to our investment in a real estate and asset management servicing platform in Spain.

(2)	Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$515.4	$270.6	$66.4	$269.9	$34.7	$1,157.0
Japan	5.8	4.2	—	0.3	—	10.3
United Kingdom	11.2	83.8	0.6	1.8	—	97.4
Ireland	41.0	32.3	—	31.8	72.4	177.5
Net hedge assets						15.9
KW share of cash held by consolidated investments						52.3
Total excluding KWE	$573.4	$390.9	$67.0	$303.8	$107.1	$1,510.4
KWE:
United Kingdom	$12.3	$245.0	$43.6	$10.4	$9.6	$320.9
Ireland	10.9	65.3	5.4	9.3	6.8	97.7
Spain	—	36.4	—	9.6	—	46.0
Italy	—	43.6	—	—	—	43.6
Other(2)						(76.3)
Total KWE	$23.2	$390.3	$49.0	$29.3	$16.4	$431.9
Grand Total	$596.6	$781.2	$116.0	$333.1	$123.5	$1,942.3

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	20,464	71	18.4	32	4.7	$95.2	9	4,237	418	670	29	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	10	2.4	50.3	9	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	—	—	13	—	—	3	265	1	1
Total Excluding KWE	23,855	126	20.0	46	7.3	$145.5	18	4,250	447	670	34	628	25	3
KWE:
United Kingdom	159	1	0.1	226	8.3	288.2	13	—	135	—	1	209	520	1
Ireland	357	2	0.3	21	1.3	124.9	7	1	—	—	1	138	171	1
Spain	—	—	—	17	0.9	—	—	—	—	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.4	273	11.6	$413.1	20	1	135	—	5	347	691	2
Grand Total	24,371	129	20.4	319	18.9	$558.6	38	4,251	582	670	39	975	716	5

(1)	The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 18.2% ownership interest in KWE as of December 31, 2015.

(2)	Consists of $96.0 million of KW's share of cash, $(172.2) million of KW's share of unsecured debt, and $(0.1) million of KW's share of hedges.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014
(Unaudited)
(Dollars in millions)

December 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $121.8	$4,349.9
Loan purchases and originations	313.4
Investment Debt	(2,195.9)
Cash held by consolidated investments	763.1
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $69.4	532.7
Net Hedge Asset	30.6
Other(2)	83.9
Consolidated investment account	3,877.7
Less:
Noncontrolling interests on investments, gross of depreciation and amortization of $50.6	(2,193.4)
Investment account	$1,684.3

(1)	Excludes $28.9 million related to our investment in a real estate and asset management servicing platform in Spain.

(2)	Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2014 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other		Hotel	Total
Western U.S.	$411.2	$229.1	$75.2	$145.0		$38.3	$898.8
Japan	80.9	3.6	—	0.4		—	84.9
United Kingdom	3.4	88.6	17.0	8.6		0.2	117.8
Ireland	63.8	40.1	8.9	27.1		91.1	231.0
KW share of cash held by consolidated investments							49.9
Total excluding KWE	$559.3	$361.4	$101.1	$181.1		$129.6	$1,382.4
KWE:
United Kingdom	$—	$102.1	$25.9	$—		$6.9	$134.9
Ireland	8.0	26.9	21.9	2.8	(2)	5.1	64.7
KW share of net cash held by KWE							102.3
Total KWE	$8.0	$129.0	$47.8	$2.8		$12.0	$301.9
Grand Total	$567.3	$490.4	$148.9	$183.9		$141.6	$1,684.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other					Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.		Hotel Rooms	Acres	Properties
Western U.S.	17,115	48	15.0	33	5.0	$89.8	13	3,483	6	619	19		363	23	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1		—	—	—
United Kingdom	66	1	—	14	2.7	335.5	22	—	167	—	1		—	—	—
Ireland	777	4	0.7	3	0.2	48.1	13	13	—	—	2		265	1	1
Total excluding KWE	20,368	103	16.6	51	7.9	$473.4	48	3,496	173	619	23		628	24	3
KWE:
United Kingdom	—	—	—	62	5.4	$275.5	6	—	—	—	—		209	520	1
Ireland	353	2	0.3	14	1.0	353.5	15	1	—	—	2	(2)	138	171	1
Total KWE	353	2	0.3	76	6.4	$629.0	21	1	—	—	2		347	691	2
Grand Total	20,721	105	16.9	127	14.3	$1,102.4	69	3,497	173	619	25		975	715	5

(1)	The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 14.9% ownership interest in KWE as of December 31, 2014.

(2)	Includes $1.0 million investment account balance related to a residential project in Spain.

Kennedy-Wilson Holdings, Inc.
All Property Income-Producing Investment Summary
(Unaudited)

The following summarizes Kennedy Wilson's income-producing multifamily, commercial, and hotel portfolio by property type. Excluded below are KWE, commercial - unstabilized, loans, and residential and other investments.

	December 31, 2015						December 31, 2014
Type	Description	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	2015 NOI Growth	Description	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
Multifamily	23,855 units	94.5%	$235.9	$2,578.8	48.1%	13.9%	20,368 units	94.6%	$207.1	$2,134.8	44.7%
Commercial	6.5M Sq. Ft.	90.4%	99.5	791.6	43.1%	7.3%	7.0M Sq. Ft.	88.7%	92.7	802.3	38.0%
Hotel	3 Hotels / 628 Rooms	NA	14.0	117.6	77.7%	30.8%	3 Hotels / 628 Rooms	NA	10.7	110.0	77.7%
Total			$349.4	$3,488.0	48.4%	12.5%			$310.5	$3,047.1	45.0%

The following summarizes Kennedy Wilson's income-producing multifamily, commercial, and hotel portfolio by ownership. Excluded below are KWE, commercial - unstabilized, loans, and residential and other investments.

	December 31, 2015							December 31, 2014
KW Ownership Category	MF Units	Commercial Sq. Ft.	Hotel Rooms	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	2015 NOI Growth	MF Units	Commercial Sq. Ft.	Hotel Rooms	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	7,460	0.7	265	$103.4	$1,047.2	98.3%	59.8%	5,782	0.4	265	$64.7	$696.1	97.6%
~50% owned	9,698	2.1	363	122.3	1,191.4	52.4%	(5.6)%	7,844	3.1	363	129.6	1,282.0	50.0%
Minority-owned	6,697	3.7	—	123.7	1,249.4	11.6%	6.5%	6,742	3.6	—	116.2	1,069.0	12.5%
Total	23,855	6.5	628	$349.4	$3,488.0	48.4%	12.5%	20,368	7.1	628	$310.5	$3,047.1	45.0%

(1)
Represents NOI for the period presented for properties held for the full year. For properties purchased during the period presented and owned for at least one complete quarter, represents NOI as of the period presented on an annualized basis. For properties purchased during the period presented and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased during the period presented may not be indicative of the actual results for those properties.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
All Property Multifamily and Commercial Investment Summary By Ownership
(Unaudited)
The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, loans, and residential and other investments.

Multifamily
	December 31, 2015						December 31, 2014
KW Ownership Category	Units	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	2015 NOI Growth	Units	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	7,460	94.3%	$77.7	$842.7	99.1%	50.6%	5,782	94.6%	$51.6	$574.0	96.5%
~50% owned	9,698	95.3%	87.1	861.1	49.7%	9.3%	7,844	94.5%	79.7	803.7	49.0%
Minority-owned	6,697	93.6%	71.1	875.0	6.8%	(6.2)%	6,742	94.6%	75.8	757.1	8.6%
Total	23,855	94.5%	$235.9	$2,578.8	48.1%	13.9%	20,368	94.6%	$207.1	$2,134.8	44.7%

Commercial
	December 31, 2015						December 31, 2014
KW Ownership Category	Rentable Sq. Ft.	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	2015 NOI Growth	Rentable Sq. Ft.	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	0.7	97.5%	$14.9	$126.4	94.3%	204.1%	0.4	91.4%	$4.9	$49.2	100.0%
~50% owned	2.1	91.9%	32.0	290.9	56.7%	(32.5)%	3.1	93.3%	47.4	441.1	51.0%
Minority-owned	3.7	88.3%	52.6	374.3	17.7%	30.2%	3.6	84.4%	40.4	312.0	17.8%
Total	6.5	90.4%	$99.5	$791.6	43.1%	7.3%	7.1	88.7%	$92.7	$802.3	37.9%

(1)
Represents NOI for the period presented for properties held for the full year. For properties purchased during the period presented and owned for at least one complete quarter, represents NOI as of the period presented on an annualized basis. For properties purchased during the period presented and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased during the period presented may not be indicative of the actual results for those properties.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
Components of Value (1) - Summary
(Unaudited)
(All information as of December 31, 2015; Dollars in millions, other than KWE share price)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2015. Please note that excluded below is the potential value of the Company's future promoted interest as well as the potential value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
		Description	KW Investment Account	Occupancy	NOI (2)	Investment Debt	Pre-promote Ownership (3)	Indicators of Value	Page #
1	Multifamily (1)	23,855 units	$573.4	94.5%	$235.9	$2,578.8	48.1%	Cap rate; price per unit	21
2a	Commercial (1)	6.5 million square feet	301.9	90.4%	99.5	791.6	43.1%	Cap rate; price per square foot	22
2b	Commercial: Non-stabilized (1)	800K square feet in the Western U.S.	89.0	50.9%	N/A	136.7	60.5%	Price per square foot; equity basis multiple	22
3a	Hotels, loans, residential, and other (1)	37 real estate investments, 18 loans	344.0					Equity basis multiple	23
3b	Development and redevelopment (1)	Detail on significant value creation projects	133.9					Residual value of land	25
				# of Shares (millions)	Share Price	Market Value
4	KWE	18.2% ownership in LSE:KWE	$431.9	24.7	$17.83	$440.0	100.0%	Market Value per share; Sum-of-the-parts	26

Services
					2015 Adj. Fees	2015 Adj. EBITDA
5	Investment management	Management and performance fees			$109.7	$71.2	100.0%	Adj. EBITDA or Adj. Fees Multiple	27
6	Property services and research	Fees and commissions			48.5	11.6	100.0%	Adj. EBITDA or Adj. Fees Multiple	27
	Total Services				$158.2	$82.8

Net liabilities
	Liabilities / (Other Assets)		Total
7	Senior notes payable	KWH Corporate debt	$705.0				100%	Face Value
7	Cash and net hedge asset	Cash and net hedge asset	(250.8)				100%	Book Value
	Total Net Liabilities		$454.2						28

(1)	Excludes investments held by KWE.

(2)
Represents NOI for the year ended December 31, 2015. For properties purchased in 2015 and owned for at least one complete quarter, represents NOI as of December 31, 2015 on an annualized basis. For properties purchased in 2015 and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting.  Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

(3)	Weighted-average ownership figures.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

Multifamily	# of Properties	# of Units	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (5)	KW Investment Account(1)
Western U.S.	71	20,464	94.6%	$202.1	$2,053.4	52.7%	$515.4
Japan (4)	50	2,410	94.4	19.7	389.8	5.0	5.8
United Kingdom (4)	1	204	74.0	1.6	—	50.0	11.2
Ireland (4)	4	777	98.3	12.5	135.6	53.7	41.0
Total excluding KWE	126	23,855	94.5%	$235.9	$2,578.8	48.1%	$573.4
KWE
United Kingdom (4)	1	159	92.4%	$2.3	$—	18.2%	$12.3
Ireland (4)	2	357	97.3%	$5.8	$51.5	18.2%	$10.9
Total KWE	3	516	95.8%	$8.1	$51.5	18.2%	$23.2
Grand Total	129	24,371	94.5%	$244.0	$2,630.3	45.2%	$596.6

Multifamily by Region (excluding KWE)

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Region:
Western U.S.	12,126	93.7%	93.6%	—%	$55.6	$51.0	8.9%	$36.1	$32.0	12.8%
Japan	2,410	93.9	96.1	(2.3)	6.3	6.4	(1.3)	4.8	4.9	(1.9)
Ireland	777	98.2	97.7	0.5	4.2	3.7	13.3	3.4	2.7	25.7
Same Property Total	15,313	94.0%	94.2%	(0.2)%	$66.1	$61.1	8.1%	$44.3	$39.6	11.9%

Year Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	9,677	94.2%	94.1%	0.1%	$178.6	$164.0	8.9%	$118.1	$104.9	12.6%
Japan	2,410	95.3	95.9	(0.6)	25.4	25.6	(0.9)	19.7	19.8	(0.4)
Ireland	751	97.1	98.0	(0.9)	15.1	13.9	8.7	11.9	10.6	11.9
Same Property Total	12,838	94.6%	94.7%	(0.1)%	$219.1	$203.5	7.7%	$149.7	$135.3	10.7%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

(1)	As of December 31, 2015.

(2)
Represents NOI for the year ended December 31, 2015 for properties held for the full year. For properties purchased in 2015 and owned for at least one complete quarter and for properties held directly by KWE, represents NOI as of December 31, 2015 on an annualized basis. For properties purchased in 2015 and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting.  Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

(3)	Debt represents 100% debt balance against properties as of December 31, 2015.

(4)	Foreign exchange rates are ¥120 = $1 USD, £0.68 = $1 USD and €0.92 = $1 USD, related to NOI and debt.

(5)	Weighted average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 18.2% ownership of KWE's outstanding share capital as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (4)	KW Investment Account(1)
Western U.S. (7)	25	3.9	91.3%	$51.8	$414.9	43.7%	$181.6
Japan (5)	1	—	100.0	0.2	2.0	82.0	4.2
United Kingdom (5)	10	2.4	88.6	38.3	281.0	38.8	83.8
Ireland (5)	3	0.2	94.4	9.2	93.7	50.8	32.3
Total stabilized excluding KWE	39	6.5	90.4%	$99.5	$791.6	43.1%	$301.9
Unstabilized Total (6)	7	0.8	50.9%	N/A	136.7	60.5%	89.0
Total excluding KWE	46	7.3			$928.3		$390.9
KWE:
United Kingdom (5)	226	8.3	96.2%	$143.7	$897.9	18.2%	$245.0
Ireland (5)	18	1.0	96.2	35.1	252.5	18.2	57.2
Spain (5)	17	0.9	93.3	11.4	—	18.2	36.4
Italy	9	1.1	100.0	13.1	—	18.2	43.6
Total stabilized KWE	270	11.3	96.3%	$203.3	$1,150.4	18.2%	$382.2
Unstabilized KWE (6)	3	0.3	6.4%	—	34.2	18.2%	8.1
Total KWE	273	11.6			$1,184.6		$390.3
Grand Total	319	18.9	90.9%	$302.8	$2,112.9	26.1%	$781.2

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Region:
Western U.S.	2.9	91.0%	90.6%	0.4%	$14.6	$13.8	5.7%	$9.1	$8.3	9.8%
Japan	—	100.0	100.0	—	0.1	0.1	—	0.1	0.1	0.7
United Kingdom	2.2	92.0	86.9	5.9	11.5	11.7	(1.5)	9.5	9.9	(4.0)
Ireland	0.2	95.9	100.0	(4.1)	2.2	2.4	(6.1)	2.2	2.3	(4.5)
Same Property Total	5.3	91.7%	89.5%	2.4%	$28.4	$28.0	1.7%	$20.9	$20.6	1.5%

Year Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Region:
Western U.S.	2.9	90.0%	88.7%	1.5%	$58.2	$55.6	4.6%	$35.5	$33.0	7.6%
Japan	—	100.0	100.0	—	0.3	0.3	—	0.2	0.2	1.5
United Kingdom	2.2	89.6	85.7	4.6	44.7	44.2	1.1	36.9	37.1	(0.4)
Ireland	0.2	97.1	100.0	(2.9)	9.2	9.6	(4.2)	9.2	9.5	(2.5)
Same Property Total	5.3	90.1%	87.9%	2.5%	$112.4	$109.7	2.4%	$81.8	$79.8	2.7%

(1)	As of December 31, 2015.

(2)
Represents NOI for the year ended December 31, 2015 for properties held for the full year. For properties purchased in 2015 and owned for at least one complete quarter and for properties held directly by KWE, represents NOI as of December 31, 2015 on an annualized basis. For properties purchased in 2015 and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting.  Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

(3)	Debt represents 100% debt balance against properties as of December 31, 2015.

(4)	Weighted-average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 18.2% ownership of KWE's outstanding share capital as of December 31, 2015.

(5)	Foreign exchange rates are ¥120 = $1 USD, £0.68 = $1 USD and €0.92 = $1 USD, related to NOI and debt.

(6)	Represents properties that are either under development or undergoing lease up as part of our asset management strategy.

(7)
The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35.0 million of debt, 100% occupancy, $2.9 million in annualized NOI and investment account balance of $30.2 million as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

Hotel	# of Investments	Hotel Rooms	Total Acres	NOI (2)	Debt (3)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	2	363	24	$3.2	$39.4	53.0%	$34.7
Ireland (5)	1	265	1	10.8	78.2	100.0	72.4
Total excluding KWE	3	628	25	$14.0	$117.6	77.7%	$107.1
KWE:
United Kingdom (5)	1	209	520	$3.0	$—	18.2%	$9.6
Ireland (5)	1	138	171	1.9	—	18.2%	6.8
Total KWE	2	347	691	$4.9	$—	18.2%	$16.4
Grand Total	5	975	716	$18.9	$117.6	54.2%	$123.5

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Pre-Promote Ownership% (4)	KW Investment Account (1)
Western U.S.	9	$96.0	9	$1.6	$95.2	$75.1	78.9%	$66.4
United Kingdom (5)	37	572.7	9	398.1	50.3	2.5	5.0	0.6
Total excluding KWE	46	$668.7	18	$399.7	$145.5	$77.6	53.3%	$67.0
KWE:
United Kingdom (6)	14	302.0	13	35.5	288.2	52.3	18.2	$43.6
Ireland (6)	12	234.8	7	62.1	124.9	22.7	18.2	5.4
Total	26	$536.8	20	$97.6	$413.1	$75.0	18.2%	$49.0
Grand Total	72	$1,205.5	38	$497.3	$558.6	$152.6	27.3%	$116.0

(1)	As of December 31, 2015.

(2)
Represents NOI for the year ended December 31, 2015 for properties held for the full year. For properties purchased in 2015 and owned for at least one complete quarter and for properties held directly by KWE, represents NOI as of December 31, 2015 on an annualized basis. For properties purchased in 2015 and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting.  Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

(3)	Debt represents 100% debt balance against properties as of December 31, 2015.

(4)	Weighted-average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 18.2% ownership of KWE's outstanding share capital as of December 31, 2015.

(5)	Foreign exchange rates are ¥120 = $1 USD, £0.68 = $1 USD and €0.92 = $1 USD, related to NOI and debt.

(6)	Represents total number of loans at initial acquisition of respective pools.

(7)	Unpaid Principal Balance.

(8)	Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	29	418	4,237	670	$49.2	41.1%	$269.9
Japan	1	—	—	—	—	100.0	0.3
United Kingdom (3)	1	29	—	—	—	50.0	1.8
Ireland (3)	3	—	13	—	7.3	49.7	31.8
Total excluding KWE	34	447	4,250	670	$56.5	41.9%	$303.8
KWE:
United Kingdom (3)	1	135	—	—	$—	18.2%	$10.4
Ireland (3)	1	—	1	—	$—	18.2%	$9.3
Spain (3)	3	—	—	—	$3.4	17.7%	9.6
Total KWE	5	135	1	—	$3.4	18.0%	$29.3
Grand Total	39	582	4,251	670	$59.9	37.5%	$333.1

(1)	As of December 31, 2015.

(2)	Debt represents 100% debt balance against properties as of December 31, 2015.

(3)	Foreign exchange rates are ¥120 = $1 USD, £0.68 = $1 USD and €0.92 = $1 USD, related to NOI and debt.

(4)	Weighted-average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 18.2% ownership of KWE's outstanding share capital as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Key Development, Re-development, and Entitlement Initiatives (1) (excluding KWE)
(Unaudited, Dollars in millions)

			If Completed
Property Type	Location	Project Description	Commercial Square Feet	MF Units	Residential Units	KW Remaining Cash Commitment (estimate) (2)		Investment Account	KW Ownership	Status
Under Development
Residential	HI	450 acre project on Kona Coast. Includes 67,000 sq. ft. clubhouse and 400 home sites	—	—	400	$6.5		$44.7	13%	Selling units. Near peak equity for KW
Mixed-use	Ireland	Prime waterfront five acre site adjacent to a KW owned office building in Central Dublin	451,000	190	—	20.3		18.9	43%	Two - level basement under development
Mixed-use	Ireland	Additional development within existing 423-unit apartment community in Dublin	50,000	383	—	6.7		6.6	50%	78 units expected to deliver in 2H 2016
Multifamily	WA	Three tax-credit financed apartment development sites in Seattle area	—	730	—	5.0		0.5	49%	Under development.
		Total Under Development	501,000	1,303	400	$38.5	[1]	$70.7

Entitled
Residential	CA	33 acre residential site in infill Orange County	—	—	—	—		29.9	50%	Exploring sale
Residential	CA	3 acres of infill residential land adjacent to a retail center owned by KW in Los Angeles	—	—	—	—		7.1	100%	Under contract to sell
Mixed-use	CA	Additional development within existing 409-unit apartment complex in Downtown Sacramento	74,000	1,061	300	2.0		3.1	51%	Entitled
Seeking Entitlement
Residential	HI	455 acres on North Shore of Oahu	—	—	91	1.3		42.6	100%	Seeking entitlement
Residential	CA	113 acres in Orange County	—	—	65	6.0		38.5	50%	Partially entitled
Multifamily	CA	4 acres of land adjacent to an office building owned by KW in Westlake Village	—	200	—	1.0		6.0	89%	Seeking entitlement
Residential	CA	3 acres of residential land adjacent to KW owned hotel in Lake Tahoe	—	—	14	—		4.7	50%	Seeking entitlement
Residential	CA	Excess land adjacent to KW owned office building in Pasadena	—	—	55	0.3		2.0	5%	Seeking design approval
	Total Entitled / Seeking Entitlement		74,000	1,261	525	$10.6		$133.9

(1)
This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of December 31, 2015.

(2)
Figures shown in this column are an estimate of KW’s remaining cash commitment to develop to completion or complete the entitlement process, as applicable, as of December 31, 2015.  These figure are budgeted costs and are subject to change and do not reflect the total commitment required by the Company to fully develop or entitle the applicable project as shown above. Total estimated project-level capital expenditure of "under development" initiatives is approximately $1.7 billion. Total remaining costs may be financed with third-party cash contributions, proceeds from project sales, and/or debt financing. These figures are budgeted costs and are subject to change.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary (1)
(Unaudited)
(Dollars in millions, except share information)
As of December 31, 2015, Kennedy Wilson owns 18.2% of the outstanding share capital of Kennedy Wilson Europe (KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	24.7	$17.83	$440.0	$431.9	4.0%

(1)	All information as of December 31, 2015.

(2)	Foreign exchange rate is £0.68 = $1 USD. The share price of KWE on December 31, 2015 was £12.10.

(3)	Dividend yield is annualized based upon a per share quarterly dividend of 12 pence.

($ in millions, except share count and per share price)
Market Data	December 31, 2015
Common stock price per share (1)	$17.83
Basic shares outstanding	135,933,938
Market Capitalization	$2,423.7

(1)	Foreign exchange rate is £0.68 = $1 USD. The share price of KWE on December 31, 2015 was £12.10.

KWE(1)
Portfolio Statistics as of December 31, 2015

Asset Mix	Annualized NOI (2)%
Real Estate Assets	$217	90%
Loan portfolios	20	10%
Total	$237	100%

Geography	Annualized NOI (2)%
United Kingdom	$168	71%
Ireland	45	19%
Spain	11	5%
Italy	13	5%
Total	$237	100%

Sector	Annualized NOI (2)%
Office	$110	47%
Retail	65	28%
Industrial	17	7%
Leisure	12	5%
Residential	8	3%
Hotel	5	2%
Loans	20	8%
Total	$237	100%

(1)	As reported by KWE. Foreign exchange rate is £0.68 = $1 USD.

(2)
Represents NOI as of December 31, 2015 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Global Services Platform
(Unaudited)
(Dollars in millions)
Kennedy Wilson's services business offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $18 billion and approximately 50 million square feet in AUM (1). Below are other key statistics related to our services platform:

Services
	Investment Management	Property Services & Research
2015 Adjusted Fees	$109.7 million	$48.5 million
2015 Adjusted EBITDA	$71.2 million	$11.6 million
Description	$5.1 billion in total Invested Capital (2)

(1) As defined in "Common Definitions" section of the earnings release.
(2) Represents total investment level equity, of which $1.9 billion relates to Kennedy Wilson.

Adjusted Fees
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Investment management, property services and research fees	$22.3	$17.6	$69.3	$82.6
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	38.6	7.0	75.0	21.6
KW share of fees in unconsolidated service businesses (2)	3.3	6.5	13.9	16.8
Adjusted Fees	$64.2	$31.1	$158.2	$121.0

(1)
The three months ended December 31, 2015 and 2014 includes $30.8 million and $5.1 million, respectively, and the year ended December 31, 2015 and 2014 includes $57.7 million and $14.3 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.

(2)	Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	Full Year Ended December 31,
Fee Description	2015	2014
Investment Management - Base	$44.0	$32.6
Investment Management - Performance	62.5	39.7
Investment Management - Acquisition / Disposition	3.2	0.9
Property Services and Research	48.5	47.8
Total Adjusted Fees	$158.2	$121.0

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (Excluding KWE)	Consolidated KWE	Unconsolidated Debt	Unsecured Debt
2016	$45.8	$0.4	$182.9	$—		$101.3
2017	191.2	0.9	253.2	—		297.6
2018	86.9	146.8	331.6	—		204.8
2019	113.9	746.0	182.7	—		281.8
2020	161.3	104.3	545.3	—		225.0
2021	63.2	0.1	92.3	—		67.2
2022	12.2	435.6	43.4	—		96.3
2023	136.0	238.4	24.2	—		185.0
2024	161.9	0.1	26.5	650.0	(1)	770.2
2025	532.8	427.3	116.0	—		511.1
Thereafter	50.8	2.3	327.2	55.0	(1)	125.5
Total	$1,556.0	$2,102.2	$2,125.3	$705.0		$2,865.8

(1)	Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.9 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (1)	Total KW Share of Debt
KW Corporate Debt	$705.0	$—	$—	$705.0	$705.0
Investment Level Debt (excl. KWE)	2,569.2	379.7	732.4	3,681.3	1,779.3
Investment Level Debt (KWE)	1,208.5	569.2	324.5	2,102.2	381.5
Total	$4,482.7	$948.9	$1,056.9	$6,488.5	$2,865.8

(1)	Represents $3,658.2 million of consolidated asset level debt and $2,125.3 million of unconsolidated asset level debt. 99% of such asset level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheet (1)
(Unaudited)
(Dollars in millions)
The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$638.5	$839.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	9,277.2	7,410.8
Loan Purchases and originations	260.0	464.8
Other assets	552.3	425.0
Total assets	$10,728.0	$9,140.5
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	$460.0	$196.4
Investment debt	5,783.5	4,112.7
Total liabilities	6,243.5	4,309.1
Equity
Total equity	4,484.5	4,831.4
Total liabilities and equity	$10,728.0	$9,140.5

(1)
Kennedy Wilson’s Investment Level Estimated Balance Sheets are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheets do not include third party assets that Kennedy Wilson manages and in which Kennedy Wilson does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheets on page 10 for its balance sheets prepared in accordance with U.S. GAAP.

(2)	The Company has an approximate 38% ownership in our $10.7 billion investment portfolio as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Income Statement (1)
(Unaudited)
(Dollars in millions)
The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue
Rental	$202.2	$164.4	$740.9	$594.2
Hotel	28.4	26.4	106.4	63.3
Loans and other	6.5	57.6	59.8	102.0
Total revenue	237.1	248.4	907.1	759.5
Property Operating expenses
Rental and other	76.7	93.1	276.9	275.7
Hotel	23.8	20.9	89.9	53.0
Total property operating expenses	100.5	114.0	366.8	328.7
NOI (2)	136.6	134.4	540.3	430.8

(1)
Kennedy Wilson’s Investment Level Estimated Income Statements are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Operating Income Statements do not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statements of Operations on page 11 for its unaudited statements of operations prepared in accordance with U.S. GAAP.

(2)
Excludes depreciation and amortization of $71.3 million and $60.9 million for the three months ended December 31, 2015 and 2014 and $258.3 million and $214.5 million for the twelve months ended December 31, 2015 and 2014.